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Exhibit (8)(b)
--------------

Bylaws of AUSA Life Insurance Company, Inc.

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                       AUSA LIFE INSURANCE COMPANY, INC.
                              AMENDED AND RESTATED
                                    BY-LAWS
                            AS OF SEPTEMBER 1,  1995
                                   ARTICLE I
                                    LOCATION

Section 1. The principal office of the corporation shall be in the county of Westchester and State of New York. The Corporation may, in addition to the principal office, establish and maintain such other office or offices, within or without the State of New York, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II
                                 CORPORATE SEAL

Section 1. The Corporation shall have a seal. The corporate seal shall have inscribed thereon the name of the Corporation. The corporate seal shall be in seal form and have inscribed thereon such additional words and symbols as the Board of Directors may from time to time prescribe. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

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                                  ARTICLE III
                            MEETING OF SHAREHOLDERS

Section 1.  Time and Place.  All meetings of the shareholders for the election
            --------------
of directors and all meetings of shareholders for that or any other purpose may be held at such place within or without the State of New York, and at such time as may be designated in the notice of meeting.

Section 2.  Annual Meetings.  The annual meeting of shareholders shall be held
            ---------------
in March of each year, or at such other time as may be designated by the Board of Directors.

Section 3.  Special Meetings.  Except as otherwise provided by statute, special
            ----------------
meetings of shareholders may be called for any purpose or purposes at any time by the Chairman of the Board of Directors, the President, the Board of Directors, or by the President and Secretary upon the written request of one or more shareholders holding a majority in interest of the stock of the Corporation issued and outstanding and entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting.

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Section 4.  Notice of Meetings.  Notice of the time and place of holding each
            ------------------
annual and special meeting of the shareholders shall be in writing and signed by the President or a Vice President or the Secretary or an Assistant Secretary and a copy thereof shall be served, either personally, or by mail, upon each shareholder entitled to vote at such a meeting, not less than ten (10) nor more than fifty (50) days before the meeting, and if mailed, it shall be directed to such shareholder at such shareholder's address as it appears on the books of the Corporation unless a written request be given that notices intended for such shareholder be mailed to some other address, in which case it shall be mailed to the address designated in such request. The notice of every special meeting, besides stating the time and place of such meeting, shall state the purpose or purposes thereof, and no business other than that specified in such notice or germane thereto shall be transacted at the meeting.

Section 5.  Waiver of Notice.  Notice of meeting need not be given (1) to any
            ----------------
shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting, or (2) to any shareholder who is in attendance at any meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting.

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Section 6.  Quorum.  At every meeting of the shareholders of the Corporation,
            ------
except as otherwise provided by law, the holders of a majority of the issued and outstanding shares of capital stock of the Corporation, present in person or by proxy and entitled to vote thereat, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the shareholders so present or represented and entitled to vote thereat may adjourn the meeting from time to time and place to place until a quorum is obtained, and the meeting may be held as adjourned without further notice. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. The shareholders present at duly called or held meeting at which a quorum is present may continue to transact business until a final adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7.  Voting.  At all meetings of shareholders every shareholder entitled
            ------
to vote thereat shall be entitled to one (1) vote, in person or by proxy, for each share of stock outstanding in such shareholder's name on the books of the Corporation on the date for the determination of shareholders entitled to vote at such meeting. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney and must be delivered to the Secretary of the meeting. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified therein a longer duration. At all meetings of the shareholders, a quorum being present, all matters except as otherwise provided by law, or the Charter of the Corporation, or these By-Laws shall be decided by a majority in interest of the shareholders of the Corporation present in person or by proxy and entitled to vote. All elections of directors may, but need not be, held by ballot.

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Section 8.  Organization.  Meetings of the shareholders shall be presided over
            ------------
by the Chairman of the Board of Directors, or, if he is not present, by the President, and if the President is not present, by a Vice President in the order determined by the President, or, if none of the foregoing is present, by a chairman to be chosen by a majority of the shareholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in his absence an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as Secretary of the meeting.

Section 9.  Consents.  Whenever by any provision of law or of the Charter of
            --------
this Corporation, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such action being taken. However, this section shall not be construed to alter or modify any provision of law or of the Charter under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

Section 1.  Election and Qualification of Directors.  Directors shall be elected
            ---------------------------------------
at the annual meeting of shareholders by plurality of the votes cast and shall hold office for one year and until their respective successors shall have been elected and shall have qualified.

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All directors shall be at least eighteen (18) years of age and at least a majority shall be citizens and residents of the United States and at least three residents of the State of New York, if required by law or regulations.
Directors need not be shareholders.

Section 2.  Number of Directors.  The number of directors shall not be less than
            -------------------
thirteen (13) nor more than twenty-one (21). Subject to change by action of the shareholders or by resolution of the Board of Directors, the number of directors of the Corporation shall be thirteen (13). Any change in the number of directors made by resolution of the Board of Directors shall require the affirmative vote of a majority of all directors then in office but no decrease in the number of directors so made shall shorten the term of any incumbent director.

Section 3.  Composition of Board.  Not less than one-third of the directors
            --------------------
shall be persons who are not officers or employees or officers or employees of any entity controlling or controlled by, or under common control with AUSA LIFE INSURANCE COMPANY, INC. and who are not beneficial owners of a controlling interest in the voting stock of AUSA LIFE INSURANCE COMPANY, INC. or any such entity, if required by law or regulations. At least one such person must be included in any quorum for the transaction of business at any meeting of the Board of Directors, if required by law or regulations.

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Section 4.  Vacancies.  A vacancy or vacancies in the Board resulting from
            ---------
death, resignation or removal of any director or from the increase in the number of directors, or for any other cause, may be filled for the remainder of the term by majority vote of the remaining directors at any regular meeting of the Board or at any special meeting called for that purpose. A director so elected shall not take office or exercise the duties thereof until ten (10) days after written notice of his election shall have been filed in the office of the Superintendent of Insurance of the State of New York.

Section 5.  Duties and Powers.  The Board of Directors shall have control and
            -----------------
management of the affairs and property of the Corporation and may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they deem proper not inconsistent with law or with the Charter of the Corporation or with these By-Laws.

Section 6.  Meetings.  Meetings of the Board of Directors shall be held at such
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a place within or without the State of New York as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held four (4) times a year as may be fixed by resolution of the Board of Directors. One such meeting shall be held on the date of the regular annual shareholders meeting. Special meetings may be held at any time upon the call of the Chairman of the Board of Directors, the President or any Vice President or the Secretary or an Assistant Secretary or any two directors by oral, telegraphic or written notice duly served on or sent or mailed to each director, not less than two (2) days before such meeting.

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A meeting of the Board of Directors may be held without notice immediately after the annual meeting of shareholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time if all the directors are present, or if at any time before or after the meeting, those not present waive notice of the meeting in writing. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 7.  Quorum.  A majority of the Board of Directors then in office at a
            ------
meeting duly assembled shall be necessary to constitute a quorum for the transaction of business. Except as otherwise provided by law or by the Charter of the Corporation, the act of a majority of directors present at such meeting shall be the act of the Board.

Section 8.  Resignations.  Any director of the Corporation may resign at any
            ------------
time by giving written notice to the Board or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

Section 9.  Removal.  Any one or more of the directors may be removed either
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with or without cause at any time by a vote of a majority of the shares issued and outstanding and entitled to vote.

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Notwithstanding Section 5 of this Article, not less than one-third of the directors may call a special meeting for the purpose of removing for cause any other director and at such special meeting so called, such director may be removed by the affirmative vote of a majority of the remaining directors present at such meeting. Immediately following each vote by which a director is removed the Board of Directors shall declare the office of the removed director to be vacant.

Section 10.  Compensation of Directors.  Directors may, by resolution of the
             -------------------------
Board of Directors, be allowed a fixed sum for serving as directors and expenses for attendance at regular or special meetings of the Board of Directors.
Members of special or standing committees, and others who attend pursuant to direction, may, by vote of the Board of Directors, be allowed a fixed sum and expenses for attending committee meetings.

Section 11.  Chairman of the Board.  The Board of Directors shall, immediately
             ---------------------
after the organization of the Corporation, and thereafter at their first meeting following the annual election of directors, elect from among their number a Chairman of the Board who shall preside at all meetings of the shareholders and of the Board of Directors. He shall have other powers and perform such other duties as may be assigned to him by the Board of Directors.

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                                   ARTICLE V
                                   COMMITTEES

Section 1.  Executive Committee.  The Board of Directors may, by resolution
            -------------------
adopted by a majority of the entire Board, designate an Executive Committee from among its members consisting of five (5) or more directors as it may, in its discretion, think proper and shall so designate by resolution, subject to
Section 2 and Section 3 of this Article.

Subject to Section 3 of this Article, the Executive Committee shall have and may exercise, when the Board is not in session, so far as may be permitted by law, all of the rights and powers of the Board of Directors in the management of the business and affairs of the Corporation except to the extent such powers of the Board are by resolution of the Board or by these By-Laws reserved to the Board or to other committees of the Board, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power to fill vacancies in the Board, or to change the membership of, or to fill vacancies in any committee of the Board, or to make or amend the By-Laws of the Corporation.

The Board shall have the power at any time to fill vacancies in, to change the membership of, to change the number of members of, designate one or all alternate members of, or to dissolve the Executive Committee. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary.

The Committee shall keep a record of its proceedings and shall adopt its own rules of procedure except that a quorum shall consist of at least three (3) members, at least one (1) of whom must not be an officer or salaried employee of the Corporation, its parent or any affiliated Corporation, if required by law or regulations.

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Section 2.  Composition of Committees.  If required by law or regulations, not
            -------------------------
less than one third of the members of each committee of the Board of Directors shall be persons who are not officers or employees of AUSA LIFE INSURANCE COMPANY, INC. or of any entity, controlling, controlled by, or under common control with AUSA LIFE INSURANCE COMPANY, INC. and who are not beneficial owners of a controlling interest in the voting stock of AUSA LIFE INSURANCE COMPANY, INC. or any such entity. At least one (1) such person must be included in any quorum, if required by law or regulations, for the transaction of business at any meeting of any committee of the Board of Directors.

Section 3.  Oversight Committee.  If required by law or regulation, the Board of
            -------------------
Directors shall establish one (1) or more committees comprised solely of directors who are not officers or employees of AUSA LIFE INSURANCE COMPANY, INC. or of any entity controlling, controlled by, or under common control with AUSA LIFE INSURANCE COMPANY, INC. and who are not beneficial owners of a controlling interest in the voting stock of AUSA LIFE INSURANCE COMPANY, INC. or any such entity. Such committee or committees shall have responsibility for recommending the selection of independent certified public accountants, reviewing the company's financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for director for election by shareholders or policyholders, and evaluating the performance of officers deemed to be principal officers of the company and recommending to the Board of Directors the selection and compensation of such principal officers.

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Section 4.  Investment Committee.  The investments of the Corporation shall be
            --------------------
managed and controlled by an Investment Committee. The Investment Committee shall consist of at least five (5) members who shall be appointed by the Board of Directors from its own membership at the annual meeting of the Board of Directors to serve until the next succeeding annual meeting and until their successors on the Committee have been appointed. The Board shall have the power subject to Section 2 and 3 of this Article at any time to fill vacancies in, to change the membership of, to change the number of members of, to designate one
(1) or more alternate members of, or to dissolve the Investment Committee.

The Investment Committee, subject to Sections 2 and 3 of this Article, shall have and may exercise, when the Board is not in session, all the rights and powers of the Board of Directors to make, supervise, and control the investments of the Corporation, inclusive of all real and personal property acquired by virtue of or incidental to any investment, to sell, assign, exchange, lease or otherwise dispose of such investments and property, and to do and perform all things deemed necessary and proper in relation to such investments and property.

The Committee shall keep a record of its proceedings and shall adopt its own rules of procedure except that a quorum shall consist of at least three (3) members, at least one (1) of whom may not be an officer or salaried employee of the Corporation, its parent or any affiliated Corporation, if required by law or regulations.

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Section 5.  Other Committees.  The Board of Directors may from time to time by
            ----------------
resolution create such other committee or committees of Directors, officers, employees, or other persons designated by the Board, to advise with the Board, the Executive Committee and the officers and employees of the Corporation in all such matters as the Board shall deem advisable, and with such functions and duties as the Board shall by resolution prescribe subject to Section 2 and
Section 3 of this Article. A majority of all members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time, and to discharge any such committee, either with or without cause at any time.

                                   ARTICLE VI
                                    OFFICERS

Section 1.  Officers.  The Board of Directors shall, immediately after the
            --------
organization of the Corporation, and thereafter at their first meeting following the annual election of directors, elect from among their number a President, and shall also elect a Secretary and a Treasurer, who need not be members of the Board of Directors. The Board may, at any time also elect one (1) or more Vice Presidents, and such Assistant Treasurers or Assistant Secretaries, or other officers, as it may deem proper. More than one (1) office may be held by the same person, except that the offices of President and Secretary may not be held by the same person.

Section 2.  Term.  Each officer of the Corporation elected by the Board of
            ----
Directors shall hold office until his successor is chosen and qualified, or until he shall have died or resigned or shall have been removed as hereinafter provided. A vacancy in any office arising from any cause may be filled by the Board of Directors.

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Section 3.  Duties of the President.  The President shall be Chief Executive
            -----------------------
Officer of the Corporation. He shall have general and active supervision and direction over the business offices of the Corporation. Subject to the control of the Board of Directors whose policies he shall execute. He shall see that all orders and resolutions of the Board of Directors are carried into effect and shall, in the absence of the Chairman of the Board, preside at all meetings of shareholders and of the Board of Directors. Except when inconsistent with the Corporation's Charter, these By-Laws, or with the orders and resolutions of the Board of Directors, he shall have the power to employ, fix the duties, and discharge such employees as he may deem necessary and proper. The President shall make such reports to the Board of Directors as it may require.

Section 4.  Duties of Vice President.  Each Vice President shall undertake such
            ------------------------
of the duties of the President, or such other duties, as may be delegated to him from time to time by the President or the Board of Directors.

Section 5.  Duties of Secretary.  The Secretary shall attend all meetings of the
            -------------------
shareholders, of the Board of Directors, and of the Executive Committee of the Board, and record their proceedings in a book kept for that purpose. He shall perform other duties incident to his office and such other duties as may be delegated to him by the Board of Directors or the President. He shall see that proper notice is given of all meetings of the shareholders of the Corporation and the Board of Directors, and he shall have charge of the Corporate Seal, the minute books, and such other corporate records as are not otherwise provided for. He shall affix the seal to any instrument requiring the same. Any Assistant Secretary may perform the duties of the Secretary in his absence, and such other duties of the Secretary as may be delegated to him by that officer or by the Board of Directors or the President.

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Section 6.  Duties of the Treasurer.  The Treasurer shall be charged with the
            -----------------------
supervision of the keeping of the funds and books of account of the Corporation and with their safekeeping, shall carry out such duties as are incident to his office and shall further perform such other duties as may be delegated to him by the Board of Directors or by the President. Any Assistant Treasurer may perform the duties of the Treasurer in his absence, and such of the duties of the Treasurer as may be delegated to him by that officer or by the Board of Directors or by the President.

Section 7.  Removal.  Any officer may be removed either with or without cause at
            -------
any time by a vote of a majority of the directors.

                                  ARTICLE VII
                               SHARE CERTIFICATES

Section 1.  Form of Certificates.  The shares of the Corporation shall be
            --------------------
represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board of Directors, the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any such Chairman of the Board of Directors, President, Vice President, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer upon such certificates may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

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Every certificate representing shares issued by the Corporation shall plainly state upon the face thereof the number, kind and class of shares which it represents.

Section 2.  Transfers  Transfers of shares shall be made only upon the books of
            ---------
the Corporation by the registered holders in person or by power of attorney duly executed and acknowledged and filed with the Secretary of the Corporation, or with a duly appointed Transfer Agent acting for an on behalf of the Secretary, and upon the surrender of the certificate or certificates for such shares.

Section 3.  Lost Certificates.  If any certificate or shares shall be lost, the
            -----------------
holder thereof shall forthwith notify the Corporation of the facts and the Board of Directors or the Executive Committee may then authorize a new certificate to be issued to him. The Board of Directors or the Executive Committee may in its discretion require, as a condition precedent, deposit of a bond in such amounts and in such form and with surety or sureties as the Board or the said Committee may direct.

Section 4.  Closing Share Books.  The Board of Directors or the Executive
            -------------------
Committee may by resolution prescribe a period not less than ten (10) nor more than fifty (50) days prior to any meeting of shareholders during which no transfer of shares on the books of the Corporation may be made; or in lieu of prohibiting the transfer of shares may fix a day and hour not less than ten (10) nor more than fifty (50) days prior to the holding of any meeting of shareholders as the time as of which shareholders entitled to notice of and to vote at such meeting shall be determined or for the taking of a dividend list. The share books may also be closed for the payment of dividends for such like period, if any, as may be prescribed by resolution of the Board of Directors or the Executive Committee.

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Section 5.  Transfer Agents and Registrar.  The Board of Directors may appoint
            -----------------------------
one (1) or more transfer clerks or one (1) or more transfer agents and one (1) or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

                                  ARTICLE VIII
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1.  To the extent permitted by law:

(a) The Corporation shall indemnify any person made a party to an action or proceeding by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer or employee of the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action or proceeding, or in connection with an appeal therein, except in relation to matters as to which such person is adjudged to have breached his duty or acted outside the scope of his duties to the corporation; and

(b) The Corporation shall indemnify any person made or threatened to be made a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer or employee of the Corporation served in any capacity at the request of the Corporation by reason of the fact that he, his testator or intestate, was a director or officer or employee of the Corporation, or served such other corporation in any capacity against judgments, fines, amounts paid in settlement and reasonable expenses,

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including attorneys' fees, actually and necessarily incurred as a result of such action or proceedings, or any appeal therein, if such person acted in good faith, for a purpose which he reasonably believed in the best interest of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

(c)  The Corporation may purchase insurance in accordance with the provisions of
Section 727 of the New York Business Corporation Law to indemnify officers and directors in instances where they may not otherwise be indemnified.

                                   ARTICLE IX
                             CONFLICT OF INTERESTS

No director or officer of the Corporation shall receive, in addition to his fixed salary or compensation, any money or valuable thing, either directly or indirectly or through any substantial interest in any other corporation or business unit, for negotiating, procuring, recommending or aiding in any purchase or sale of property, or loan, made by the Corporation or any affiliate, either as principal, co-principal, agent or beneficiary, either directly or indirectly or through any substantial interest in any other corporation or business unit, in any such purchase, sale or loan.

                                   ARTICLE X
                                   DIVIDENDS

Section 1.  Dividends.  Dividends on the issued and outstanding stock from the
            ---------
profits made by the Corporation, not including the surplus arising from the sale of stock, may be declared by the Board of Directors from time to time. The Board of Directors shall the date of payment of dividends and the record date of stock entitled thereto, provided that no dividends shall be issued within the first two (2) years of the company's existence without the approval of the Department of Insurance.

                                   ARTICLE XI
                                 MISCELLANEOUS

Section 1.  Execution of Contracts and other Instruments.  The President, any
            --------------------------------------------
Vice President, the Secretary, and the Treasurer shall each have general authority to execute contracts, bonds, deeds and powers of attorney in the name and on behalf of the Corporation. Any contract, bond, deed or power of attorney may also be executed in the name of and on behalf of the Corporation by such other officer or such other agents as the Board of Directors may from time to time direct. The provisions of this Section 1 are supplementary to any other provision of these By-Laws.

Section 2.  Shares of other Corporations.  The President and any Vice President,
            ----------------------------
is authorized to vote, represent and exercise on behalf of the Corporation, all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officer to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors in its discretion, may designate by resolution the person to vote or represent said shares of other corporations.

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                                  ARTICLE XII
                                   AMENDMENTS

Section 1.  Power to Amend.  These By-Laws may be altered, repealed, or amended
            --------------
in whole or in part by the Board of Directors at any regular meeting of the Board of Directors, or at a special meeting called for that purpose, provided that notice of the proposed change is incorporated in the notice of such special meeting.

Section 2.  Notice to Shareholders.  If any By-Law regulating an impending
            ----------------------
election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.

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